 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 21, 2018
Earliest Event Date requiring this Report:  December 19, 2018

CAPSTONE COMPANIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

431 Fairway Drive, Suite 200
 Deerfield Beach, Florida 33441
(Address of principal executive offices)

(954) 570-8889, Est. 313
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁯ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Matters.

On December 19, 2018, Capstone Companies, Inc., a Florida corporation and Registrant, ("Company")  entered into a Rule 10b5-1 Purchase Plan  with Wilson Davis & Co., Inc., a registered broker-dealer, (the "Purchase Plan"), which Purchase Plan is made pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with respect to shares of common stock (the "Shares") of  the Company.   As previously reported, the use of a Rule 10b5-1 purchase plan was authorized by the Company's Board of Directors on August 29, 2018.  Under the Purchase Plan, Wilson Davis & Co., Inc. ("WDI")  will make periodic purchases of up to an aggregate of 750,000 Shares at prevailing market prices, subject to the terms of the Purchase Plan.  This description of the Purchase Plan does not purport to be complete and is qualified in its entirety by the text of the Purchase Plan, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company also issued a press release on December 20, 2018, about the Purchase Plan. The text of the press release is attached as Exhibit 99.2 hereto.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Rule 10b5-1 Purchase Plan between Capstone Companies, Inc. and Wilson Davis & Co., Inc., dated December 19, 2019

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ James G. McClinton
James G. McClinton, Chief Financial Officer
Dated: December 21, 2018